                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                             CENDANT CORPORATION,

                         GRAND SLAM ACQUISITION CORP.

                                      AND

                          FAIRFIELD COMMUNITIES, INC.

                         DATED AS OF NOVEMBER 1, 2000

                                TABLE OF CONTENTS

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ARTICLE I      THE MERGER..........................................................................      2
     SECTION 1.1    The Merger.....................................................................      2
     SECTION 1.2    Closing........................................................................      2
     SECTION 1.3    Effective Time.................................................................      2
     SECTION 1.4    Effects of the Merger..........................................................      3
     SECTION 1.5    Certificate of Incorporation and By-laws of the Surviving Corporation..........      3
     SECTION 1.6    Directors and Officers.........................................................      3

ARTICLE II     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
               EXCHANGE OF CERTIFICATES............................................................      3
     SECTION 2.1    Effect on Capital Stock........................................................      3
                    (a)   Capital Stock of Merger Sub..............................................      3
                    (b)   Cancellation of Treasury Stock...........................................      3
                    (c)   Conversion of Company Common Stock; Proration............................      4
     SECTION 2.2          Election Procedure.......................................................      6
     SECTION 2.3          Certain Adjustments......................................................     10
     SECTION 2.4          Shares of Dissenting Stockholders........................................     10

ARTICLE III    REPRESENTATIONS AND WARRANTIES......................................................     11
     SECTION 3.1    Representations and Warranties of the Company..................................     11
                    (a)   Organization, Standing and Corporate Power...............................     11
                    (b)   Subsidiaries.............................................................     11
                    (c)   Capital Structure........................................................     12
                    (d)   Authority; Noncontravention..............................................     13
                    (e)   Company Documents; Undisclosed Liabilities...............................     14
                    (f)   Certain Contracts........................................................     16
                    (g)   VOIs.....................................................................     17
                    (h)   Resorts..................................................................     19
                    (i)   Condominium Associations.................................................     21
                    (j)   FairShare Plus Program...................................................     22
                    (k)   Absence of Certain Changes or Events.....................................     23
                    (l)   Compliance with Applicable Laws; Litigation..............................     24
                    (m)   Taxes....................................................................     25
                    (n)   Employee Benefit Plans...................................................     27
                    (o)   Labor Matters............................................................     31
                    (p)   Environmental Liability..................................................     31
                    (q)   Intellectual Property....................................................     34
                    (r)   Insurance Matters........................................................     35
                    (s)   Information Supplied.....................................................     35
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                    (t)   Rights Agreement.........................................................     35
                    (u)   Transactions with Affiliates.............................................     36
                    (v)   Voting Requirements......................................................     36
                    (w)   Opinions of Financial Advisor............................................     36
                    (x)   State Takeover Statutes..................................................     36
                    (y)   Brokers..................................................................     36
                    (z)   Takeover Laws............................................................     36
                    (aa)  No Other Agreement.......................................................     37
     SECTION 3.2    Representations and Warranties of Parent.......................................     37
                    (a)   Organization, Standing and Corporate Power...............................     37
                    (b)   Capital Structure........................................................     37
                    (c)   Authority; Noncontravention..............................................     39
                    (d)   Parent Documents.........................................................     40
                    (e)   Information Supplied.....................................................     40
                    (f)   Brokers..................................................................     41

ARTICLE IV     COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................     41
     SECTION 4.1    Conduct of Business by the Company.............................................     41
     SECTION 4.2    Advice of Changes..............................................................     44
     SECTION 4.3    No Solicitation by the Company.................................................     45

ARTICLE V      ADDITIONAL AGREEMENTS...............................................................     47
     SECTION 5.1    Preparation of the Form S-4, Proxy Statement and Form 10; Stockholders Meeting.     49
     SECTION 5.2    Letter of the Company's Accountants............................................     49
     SECTION 5.3    Letter of Parent's Accountants.................................................     49
     SECTION 5.4    Access to Information; Confidentiality.........................................     49
     SECTION 5.5    Reasonable Efforts.............................................................     50
     SECTION 5.6    Company Equity-Based Incentives................................................     51
     SECTION 5.7    Indemnification, Exculpation and Insurance.....................................     53
     SECTION 5.8    Fees and Expenses..............................................................     54
     SECTION 5.9    Public Announcements...........................................................     55
     SECTION 5.10   Affiliates.....................................................................     56
     SECTION 5.11   Stock Exchange Listing.........................................................     56
     SECTION 5.12   Stockholder Litigation.........................................................     56
     SECTION 5.13   DevCo. Distribution............................................................     56
     SECTION 5.14   Rights Agreement...............................................................     57
     SECTION 5.15   Standstill Agreements; Confidentiality Agreements..............................     58
     SECTION 5.16   Conveyance Taxes...............................................................     58
     SECTION 5.17   Employee Benefits..............................................................     58
     SECTION 5.18   Resignation and Appointment of the Directors of the Trustee....................     59
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ARTICLE VI     CONDITIONS PRECEDENT................................................................     59
     SECTION 6.1    Conditions to Each Party's Obligation to Effect the Merger.....................     59
                    (a)   Stockholder Approval.....................................................     59
                    (b)   HSR Act..................................................................     59
                    (c)   Governmental and Regulatory Approvals....................................     59
                    (d)   Third Party Consents.....................................................     59
                    (e)   No Injunctions or Restraints.............................................     60
                    (f)   Form S-4.................................................................     60
                    (g)   Stock Exchange Listing...................................................     60
     SECTION 6.2    Conditions to Obligations of Parent............................................     60
                    (a)   Representations and Warranties...........................................     60
                    (b)   Performance of Obligations of the Company................................     60
                    (c)   Regulatory Condition.....................................................     60
                    (d)   Resignation and Appointment of the Directors of the Trustee..............     61
     SECTION 6.3    Conditions to Obligations of the Company.......................................     61
                    (a)   Representations and Warranties...........................................     61
                    (b)   Performance of Obligations of Parent.....................................     61

ARTICLE VII    TERMINATION, AMENDMENT AND WAIVER...................................................     61
     SECTION 7.1    Termination....................................................................     61
     SECTION 7.2    Effect of Termination..........................................................     62
     SECTION 7.3    Amendment......................................................................     62
     SECTION 7.4    Extension; Waiver..............................................................     63
     SECTION 7.5    Procedure for Termination......................................................     63

ARTICLE VIII   GENERAL PROVISIONS..................................................................     63
     SECTION 8.1    Nonsurvival of Representations and Warranties..................................     63
     SECTION 8.2    Notices........................................................................     63
     SECTION 8.3    Definitions....................................................................     64
     SECTION 8.4    Interpretation.................................................................     65
     SECTION 8.5    Counterparts...................................................................     66
     SECTION 8.6    Entire Agreement; No Third-Party Beneficiaries.................................     66
     SECTION 8.7    Governing Law..................................................................     66
     SECTION 8.8    Assignment.....................................................................     66
     SECTION 8.9    Consent to Jurisdiction........................................................     67
     SECTION 8.10   Headings.......................................................................     67
     SECTION 8.11   Severability...................................................................     67
     SECTION 8.12   Enforcement. ..................................................................     67
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                                      iii

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 1, 2000, by and among CENDANT CORPORATION, a Delaware corporation ("Parent"), FAIRFIELD COMMUNITIES, INC., a Delaware corporation (the "Company"), and GRAND SLAM ACQUISITION CORP., a Delaware corporation and a subsidiary of Parent ("Merger Sub").

          WHEREAS, the respective Board of Directors of Parent and the Company have determined that the Merger (as defined below) and the other transactions contemplated under this Agreement are in the best interest of Parent and the Company;

          WHEREAS, each of Parent, Merger Sub and the Company desire to enter into a transaction whereby Merger Sub will merge with and into the Company (the "Merger"), with the Company being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (together with the rights associated with such shares issued pursuant to the Rights Agreement, dated as of September 1, 1992, as amended, between the Company and The First National Bank of Boston (as successor to Society National Bank), as Rights Agent (the "Rights Agreement"), "Company Common Stock"), will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(c));

          WHEREAS, the respective Boards of Directors of Parent and the Company have each approved the possible transfer of certain assets and liabilities related to the resort and vacation ownership interest development business currently operated by the Company to a newly formed corporation ("DevCo.") and the distribution of DevCo. common stock, on a pro rata basis, to stockholders of the Company or the transfer of such common stock to a third party immediately prior to the Effective Time (as defined in Section 1.3), in accordance with the terms and provisions set forth on Exhibit A attached hereto (each, a "DevCo. Distribution");

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved and adopted this Agreement and approved the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and Parent has approved this Agreement and the Merger as the parent of Merger Sub;

          WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company have entered into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), providing, among other things, that such stockholders will vote, or cause to be voted, at the meeting of the Company's stockholders for the purpose of voting on the adoption of this Agreement (the "Company Stockholders Meeting") all of the shares of Company Common Stock owned by them in favor of the Merger; and

          WHEREAS, concurrently with the execution of this Agreement, Parent and the Company have entered into a Stock Option Agreement , dated as of the date hereof, providing, among other things, that the Company grants to Parent an option to purchased shares of Company Common Stock (the "Stock Option Agreement").

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

          SECTION 1.1      The Merger.  Upon the terms and subject to the
                           ----------
conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation"), shall become a subsidiary of Parent and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

          SECTION 1.2      Closing.  Subject to the satisfaction or waiver of
                           -------
all the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions; provided, that if
                                                              --------
the DevCo. Distribution shall be scheduled to occur within 15 business days after satisfaction or waiver of the conditions set forth in Article VI (other than the Company Stockholders Meeting), the closing shall take place upon written election of Parent, delivered to the Company prior to 5:00 p.m., New York City time, on the date of such satisfaction or waiver (the "Closing Extension Notice") on (subject to the satisfaction or waiver of all of the conditions set forth in Article VI) the earlier of (i) the date of the DevCo. Distribution and (ii) the 15/th/ business day after the date of the Closing Extension Notice, unless another time or date is agreed to by the parties hereto). The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other location as is agreed to by the parties hereto.

          SECTION 1.3      Effective Time.  Subject to the provisions of this
                           --------------
Agreement, as soon as practicable following the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the

DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

          SECTION 1.4      Effects of the Merger.  The Merger shall have the
                           ---------------------
effects set forth in Section 259 of the DGCL.

          SECTION 1.5      Certificate of Incorporation and By-laws of the
                           -----------------------------------------------
Surviving Corporation.  The certificate of incorporation and the by-laws of
---------------------
Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the first article of the certificate of incorporation of the Merger Sub shall be amended as of the Effective Time to read in its entirety as follows:
"The name of the corporation is Fairfield Communities, Inc."

          SECTION 1.6      Directors and Officers.  The directors of Merger Sub
                           ----------------------
shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving
Corporation.   The officers of Merger Sub shall, from and after the Effective
Time, become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                  ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

          SECTION 2.1      Effect on Capital Stock.  As of the Effective Time,
                           -----------------------
by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock:

               (a) Capital Stock of Merger Sub.  Each issued and outstanding
                   ---------------------------
share of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

               (b) Cancellation of Treasury Stock.  Each share of Company Common
                   ------------------------------
Stock that is owned by the Company, Parent, Merger Sub or any of their respective wholly owned subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock; Proration.  Subject to Section
              ---------------------------------------------
2.2 hereof, each issued and outstanding share of Company Common Stock, other than shares to be cancelled and retired in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.4), shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in
Section 2.2 below, into the following (the "Merger Consideration"):

              (i) For each share of Company Common Stock with respect to which an election to receive shares of common stock, par value $0.01 per share, of Parent, designated as CD common stock ("Parent Common Stock"), has been effectively made and not revoked pursuant to Section 2.2 ("Stock Election") and for each Non-Electing Share (as defined in subsection (iv) below), the right to receive 1.2500 (the "Initial Exchange Ratio" and as adjusted pursuant to Section 2.3 and this subsection (i), the "Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock (as may be adjusted pursuant to the remainder of this subsection (i), the "Stock Election Consideration"); provided, however, that (x) if the Average
                               --------  -------
     Trading Price (as defined below) is between $12.0 and $13.5960, then the Exchange Ratio shall be equal to the sum of (a) the Initial Exchange Ratio divided by two, and (b) the quotient of $7.5 divided by the Average Trading Price, (y) if the Average Trading Price is equal to, or greater than, $13.5960, then the Exchange Ratio shall be equal to the quotient of $16 divided by the Average Trading Price and (z) if the Average Trading Price is below $12.0, then the Exchange Ratio shall be equal to the quotient of $15 divided by the Average Trading Price; provided, further, that if the
                                               --------  -------
     Average Trading Price of Parent Common Stock is $7.00 or less, the Exchange Ratio will be 2.1428. As used herein, the "Average Trading Price" shall mean the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the New York Stock Exchange ("NYSE") Composite Tape for the 20 consecutive NYSE trading days (each, a "Trading Day") ending on (and including) the Trading Day immediately prior to the date of the Company Stockholders Meeting (as defined herein).

              (ii) For each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked pursuant to Section 2.2 ("Cash Election"), the right to receive $15 in cash, subject to proration pursuant to subsection (iii) below (the "Cash Election Consideration"); provided, however, that in the event that the
                               --------  -------
     Average Trading Price is greater than $12.0, for each share of Company Common Stock with respect to which a Cash Election was made and not subject to proration, in addition to the Cash Election Consideration received with respect to such share, there shall be a right to receive a fraction of a share of Parent Common Stock which shall equal the value, based on the Average Trading Price, of the Stock Election Consideration minus $15 (the "Additional Stock Consideration"); provided, further, that the Additional Stock Consideration
                      --------  -------
     shall not exceed $1.

               (iii) The manner in which each share of Company Common Stock (other than shares of Company Common Stock to be cancelled as set forth in Section 2.1(b) and Dissenting Shares) for which a Cash Election has been made shall be converted into the right to receive either the Cash Election Consideration and Additional Stock Consideration, if any, or the Stock Election Consideration on the Effective Date shall be as set forth in this subsection (iii). All references to "outstanding" shares of Company Common Stock in this subsection (iii) shall mean all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

                       (A) As is more fully set forth below and except as provided in Section 2.1(c)(v), the aggregate amount of cash which Parent shall be obligated to pay in the Merger pursuant to this Agreement (other than in respect of Dissenting Shares) shall not be more than the product of multiplying $7.5 by the number of outstanding shares of the Company's Common Stock (the "Total Cash Actual"). "Total Cash Potential" shall mean the sum of (1) the aggregate Cash Election Consideration elected by stockholders of the Company, and (2) a cash amount equal to the number of Dissenting Shares multiplied by the value, based on the Average Trading Price, of the Stock Election Consideration.

                       (B) If the Total Cash Potential is equal to or less than the Total Cash Actual, each share of Company Common Stock covered by a Cash Election shall be converted in the Merger into the right to receive the Cash Election Consideration and the Additional Stock Consideration, if any.

                       (C) If the Total Cash Potential is greater than the Total Cash Actual, each share of Company Common Stock covered by a Cash Election shall be converted in the Merger into the right to receive the Cash Election Consideration and the Stock Election Consideration in the following manner:

                           (a) The Exchange Agent (as defined in Section 2.2(d) below) will distribute with respect to each share of Company Common Stock as to which a Cash Election has been made the Cash Election Consideration multiplied by a fraction, (x) the numerator of which shall be the product of multiplying (A) $15 by (B) 50.0% of the number of outstanding shares of Com-pany Common Stock minus the product of multiplying (C) the number of Dissenting Shares by (D) the value, based on the Average Trading Price, of the Stock Election Consideration, and (y) the denominator of which shall be the aggregate Cash Election Consideration elected by stockholders of the Company; and

                           (b) Each share of Company Common Stock covered by a Cash Election and not fully converted into the right to receive the Cash Election Consideration as set forth in clause (a) above shall be converted in the Merger into the right to receive a fraction of a share of Parent Common Stock which shall equal the value, based on the Average Trading Price, of the sum of (x) the product of multiplying
          (A) the Stock Election Consideration by (B) a fraction equal to 1.0 minus the fraction set forth in clause (a) above plus (y) the product of multiplying (A) the value, based on the Average Trading Price, of the Additional Stock Consideration, if any, by (B) the fraction set forth in clause (a) above, subject to subsection (v) below.

               (iv) Each share of Company Common Stock for which a valid Stock Election has been received and each share of Company Common Stock for which an Election (as defined in Section 2.2 below) is not in effect at the Election Deadline (a "Non-Electing Share"), shall be converted into the right to receive the Stock Election Consideration in the Merger, subject to subsection (v) below. If Parent and the Company shall determine that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

               (v) Notwithstanding subsections (i) through (iv) above, Parent shall have the right, exercisable at any time at least two business days prior to the Closing, at Parent's sole discretion, to pay in cash for any shares for which an Election (as defined below) was made and to substitute on a pro rata basis a payment of cash in an amount equal to the Average Trading Price multiplied by the Exchange Ratio for any or all shares of Company Common Stock for which the Stock Election has been made or which would otherwise be converted into Parent Common Stock pursuant to
     Section 2.1(c)(iii)(C); provided, that prior to making such substitution,
                             --------
     Parent shall first have paid in cash for all shares for which a Cash Election has been made and which were not fully converted into the right to receive the Cash Election Consideration.

          SECTION 2.2      Election Procedure.  Each holder of shares of Company
                           ------------------
Common Stock (other than Dissenting Shares) shall have the right, subject to the limitations set forth in this Article II, to submit an Election (as defined below) in accordance with the following procedures (as used in this Section 2.2, "holder" shall mean "record holder"):

          (a) Each holder of shares of Company Common Stock may specify in a request made in accordance with the provisions of this Section (herein called an "Election") (A) the number of shares of Company Common Stock owned by such holder with respect to which such holder desires to make a Stock Election and
(B) the number of shares of Company Common Stock owned by such holder with respect to which such holder desires to make a Cash Election.

          (b) Parent shall prepare a form reasonably acceptable to the Company (the "Form of Election") which shall be mailed to the Company's stockholders entitled to vote at the Company Stockholders Meeting so as to permit the Company's stockholders to exercise their right to make an Election prior to the Election Deadline (as defined in subsection (d)).

          (c) Parent shall use all reasonable efforts to make the Form of Election initially available to all stockholders of the Company at least twenty business days prior to the Election Deadline and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of the Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

          (d) Any Election shall have been made properly only if the person authorized to receive Elections and to act as exchange agent under this Agreement, which person shall be designated by Parent (the "Exchange Agent"), shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "Company Stock Certificates") to which such Form of Election relates or by an appropriate guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact
                              --------
delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. As used herein, "Election Deadline" means the date on which the Effective Time occurs.

          (e) Any Company stockholder may at any time prior to the Election Deadline change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election.

          (f) Any Company stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated in accordance with Article VII.

          (g) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name a Company Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.1(m)) required as a result of such payment to a person other than the registered holder of such Company Stock Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (h) After the Effective Time there shall be no further registration of transfers of shares of Company Common Stock. If after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

          (i) At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed to holders of shares of Company Common Stock that was deposited with the Exchange Agent at the Effective Time (the "Exchange Fund") (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by Parent), and holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions with respect to Parent Common Stock payable upon due surrender of their Company Stock Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (j) In the event any Company Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate(s) to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Company Stock Certificate(s), the Exchange Agent will issue the Merger Consideration deliverable in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Company Stock Certificates.

          (k) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered

Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (l) below, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with subsection (l) below. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Company Stock Certificate there shall be paid to the holder of a certificate for Parent Common Stock (a "Parent Stock Certificate") representing whole shares of Parent Common Stock issued in exchange therefore, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection (l), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes, if necessary.

          (l) No Parent Stock Certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates; no dividend or distribution by Parent shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Parent. In lieu of any such fractional shares, each holder of a Company Stock Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Company Stock Certificate shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held by such holder at the Effective Time) would otherwise be entitled by (B) the Average Trading Price. Parent shall provide the Exchange Agent the aggregate amount of cash payable pursuant to this subsection (l) promptly following the Effective Time.

          (m) Parent shall have the right to make rules, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.1, (C) the issuance and delivery of Parent Stock Certificates into which shares of Company Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Election Consideration.

          (n) Promptly after the Effective Time, Parent will deposit with the Exchange Agent an amount of cash and shares of Parent Common Stock sufficient to pay in a timely manner, and the Parent shall instruct the Exchange Agent to timely pay, the aggregate Cash Election Consideration and cash in lieu of fractional shares of Parent Common Stock and the aggregate Additional Stock Consideration and Stock Election Consideration. Upon surrender to the Exchange Agent of its Company Stock Certificate or Company Stock Certificates, accompanied by a properly completed Form of Election, a holder of Company Common Stock will be entitled to receive promptly after the Election Deadline the Merger Consideration (elected or deemed elected by it, subject to Sections 1.2 and 2.1) in respect of the shares of Company Common Stock represented by its Company Stock Certificate. Until so surrendered, each such Company Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration.

          SECTION 2.3      Certain Adjustments.  If after the date hereof and on
                           -------------------
or prior to the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, combination or any similar event shall occur (including an extraordinary dividend, the record date for payment of which occurs during the Election Period) (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock whose shares of Company Common Stock have been converted into the right to receive either Stock Election Consideration or Additional Stock Consideration the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, combination or similar event.

          SECTION 2.4      Shares of Dissenting Stockholders. Notwithstanding
                           ---------------------------------
anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised his appraisal rights under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Stock Election Consideration or the Cash Election Consideration or a combination thereof as determined by Parent in its sole discretion. The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1      Representations and Warranties of the Company.
                           ---------------------------------------------
Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Company Disclosure Schedule), the Company represents and warrants to Parent as follows:

               (a) Organization, Standing and Corporate Power.
                   ------------------------------------------

                   (i) Each of the Company and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company or the applicable subsidiary.

                   (ii) The Company has delivered or provided to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

                   (iii) In all material respects, the minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of the Company since January 1, 1997.

               (b) Subsidiaries.  Section 3.1(b) of the Company Disclosure
                   ------------
Schedule lists all the subsidiaries of the Company, whether consolidated or unconsolidated as of the end of the most recently completed fiscal year. All outstanding shares of capital stock of, or other equity interests in, each such subsidiary (i) have been validly issued and are fully paid and nonassessable;
(ii) are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"); and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such subsidiary's business as currently conducted.

          (c) Capital Structure.  The authorized capital stock of the Company
              -----------------
consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share, of the Company ("Company Authorized Preferred Stock"), of which 1,000,000 shares have been designated as Company Series A Junior Participating Preferred Stock ("Company Preferred Stock") and no other shares of Company Authorized Preferred Stock have been designated. At the close of business on October 29, 2000: (i) 42,382,655 shares of Company Common Stock were issued and outstanding; (ii) 10,376,039 shares of Company Common Stock were held by the Company in its treasury (such shares, "Company Treasury Stock") and no shares of Company Common Stock were held by subsidiaries of the Company; (iii) no shares of Company Preferred Stock were issued and outstanding and 1,000,000 shares of Company Preferred Stock were reserved for issuance pursuant to the Rights Agreement; (iv) no shares of Company Preferred Stock were held by the Company in its treasury or were held by any subsidiary of the Company; and (v) 5,987,587 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1992 Warrant Plan, Vacation Break U.S.A., Inc. 1995 Stock Option Plan, 1997 Stock Option Plan, 2000 Incentive Stock Plan, Vacation Break U.S.A. Inc. Directors' Plan, as amended, Warrant Agreements dated December 27, 1995, Warrant Agreements dated May 22, 1997 and Employee Stock Purchase Plan (the "Company Stock Plans"), of which 3,628,956 shares are subject to outstanding employee and non-employee director stock options (the "Company Stock Options"), 1,745,510 shares are subject to employee warrants (the "Company Warrants"), 230,322 shares are subject to awards of restricted Company Common Stock (collectively with Company Stock Options, Company Warrants and the awards described in Section 5.6(b), the "Company Awards"). All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued prior to the Closing will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c) and except for changes since October 31, 2000 resulting from the issuance of shares of Company Common Stock pursuant to and in accordance with Company Awards and other rights referred to above in this
Section 3.1(c), outstanding prior to October 31, 2000 (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of the Company, (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, or any obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests of the Company, and (y) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any subsidiary of the Company, (B) warrants, calls, options or other rights to acquire from the Company or any of its subsidiaries, or any obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or other ownership interests in, any subsidiary of the Company or (C) obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of subsidiaries of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To the Company's knowledge, neither the Company nor any of its subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the securities of the Company or any of its subsidiaries. To the knowledge of the Company, there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the subsidiaries.

          (d) Authority; Noncontravention.  The Company has all requisite
              ---------------------------
corporate power and authority to enter into this Agreement, the Stock Option Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.1(v)) to consummate the transactions contemplated hereby and thereby, including with respect to the "spin-off" of DevCo., the requisite corporate power to declare the DevCo. Distribution as presently described in Exhibit A. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (other than the DevCo. Distribution) have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby (other than the DevCo. Distribution) and compliance with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) and
(iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to have a material business impact on the Company or that relate to or arise as a result of the DevCo. Distribution, provided, however, that the failure to list on
                            --------  -------
Section 3.1(d) of the Company Disclosure Schedule a conflict, violation, default, right, loss or Lien with respect to an agreement, instrument, permit, concession, franchise, license or similar authorization specified in clause
(iii) that is cured by the time of the Closing by obtaining the consent of the other party to such agreement, instrument, permit, concession, franchise, license or similar authorization shall not be considered a violation of the representation in Section 3.1(d)(iii). No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (1) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filings with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and a registration statement on Form S-4 to be prepared and filed in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4"), and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) such registrations and amendments thereto set forth on Section 3.1(d) of the Company Disclosure Schedule and the related consents, approvals or exemptions under state timeshare registration laws or, in states that do not have specific timeshare laws, related real estate or securities registration laws (the "VOI Registrations"); and (5) such other filings and consents as may be required to effect the DevCo. Distribution.

               (e) Company Documents; Undisclosed Liabilities.
                   ------------------------------------------

                   (i) Since January 1, 1997, the Company and its subsidiaries have filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Company SEC Documents"). As of their respective filing dates, (i) the Company SEC Documents complied in all material respects with the require-ments of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and
     (ii) no Company SEC Document when filed (or when amended and restated or as supplemented by a subsequently filed Company SEC Document) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements). Except (A) as reflected in the Company's unaudited balance sheet as of June 30, 2000, (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby,
     (C) for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2000 or (D) for liabilities incurred after the date hereof that would not reasonably be expected to have a material adverse effect on the Company, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature other than liabilities or obligations that are immaterial and that were incurred in the ordinary course of business consistent with past practice.

               (ii) Neither the Company nor any of its subsidiaries has any continuing obligations (other than obligations of confidentiality under the Letter Agreement dated December 21, 1999, between the Company and Carnival Corporation ("Carnival")) incurred in connection with the Letter of Intent, dated as of January 23, 2000, between the Company and Carnival or the transactions contemplated thereby or pursuant to any other agreements with Carnival.

               (iii) The Company has provided or made available to Parent true and complete copies of the audited financial statements for the years ended December 31, 1998 and 1999 and the unaudited financial statements for the quarter ended June 30, 2000 for Fairfield Receivable Corporation and Fairfield Funding Corporation, II (the "Company Unconsolidated Subsidiaries") (collec-tively, the "Unconsolidated Subsidiaries Statements"). The Unconsolidated Subsidiaries Statements were prepared in conformity with GAAP for the periods covered thereby, except as may be noted therein, and present in all material respects the financial position of the Company Unconsolidated Subsidiaries as at the respective dates thereof and the results of operations of such subsidiaries for the respective periods then ended. The Company Unconsolidated Subsidiaries are not required to be consolidated with the Company's financial statements under GAAP.

                    (iv) The Company has provided to Parent true and complete copies of the audited financial statements for the years ended December 31, 1998 and 1999 for The FairShare Vacation Plan Use Management Trust (the "Trust") (the "Trust Financial Statements"). The Trust Financial Statements were prepared in conformity with GAAP for the periods covered thereby and present in all material respects the financial position of the Trust as at the respective dates thereof and the results of operations of the Trust for the respective periods then ended.

               (f)  Certain Contracts.
                    -----------------

                    (i) Neither the Company nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, is or would be conducted, (iv) any agreement providing for the indemnification by the Company or a subsidiary of the Company of any person, except an agreement entered into in the ordinary course of business, (v) any joint venture, partnership or similar document or agreement, (vi) any agreement that limits or purports to limit the ability of the Company or any of its subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets having an aggregate value in excess of $1,000,000 (other than in connection with securitization or financing transactions), (vii) any contract or agreement providing for future payments that are conditioned, in whole or in part, on a change of control of the Company or any of its subsidiaries, (viii) any collective bargaining agreement, (ix) employment agreement or any agreement or arrangement that contains any severance pay or post-employment liabilities or obligations to a Key Employee (as defined herein), other than as required under law, (x) any resort affiliation agreement, (xi) any agreement that contains a "most favored nation" clause, (xii) any management agreement between the Company and each Association (as defined in Section 3.1(i) herein), (xiii) any marketing alliance agreement involving a strategic corporate relation-ship that requires payment of at least $1,000,000 thereunder by the Company or any of its subsidiaries or which is not cancellable by either party thereto on 30 days' notice or (xiv) any contract or other agreement not made in the ordinary course of business which is material to the Company and its subsidiaries taken as a whole or which would prohibit or delay the consummation of the Merger or any of the transactions contemplated by this Agreement and the Stock Option Agreement (the agreements, contracts and obligations of the type described in clauses (i) through (xiii) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a subsidiary of the Company is a party, such subsidiary) and is in full force and effect. Neither the Company nor any of its subsidiaries is in a material breach or default under any Company Material Contract. Neither the Company nor any subsidiary of the Company knows of, or has received notice of, any material violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by the other party thereto.

                    (ii) There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its subsidiaries or affiliates is a party or which is otherwise binding upon the Company or any of its subsidiaries or affiliates which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries or affiliates, any acquisition of property (tangible or intangible) by the Company or any of its subsidiaries.

               (g)  VOIs.
                    ----

                    (i)   Accounts Receivable.
                          -------------------

                          (A) The VOI Receivables (as defined below) owned by each of the Company and its subsidiaries reflected in the unaudited financial statements of the Company for the quarter ended June 30, 2000 included in the Company SEC Documents and in the Unconsolidated Subsidiaries Statements, are (except to the extent reserved against in such financial statements, which reserves have been determined based upon actual prior and current experience and are consistent with prior practices) valid, genuine and subsisting, arise out of bona fide sales of VOIs, goods, performance of services or other business transactions relating to the sale of VOIs and are not subject to defenses, setoffs, counterclaims or rights of rescission that would reasonably be expected to have a material business impact on the Company. All VOI Receivables owned by the Company and its subsidiaries are owned free and clear of all Liens for funded indebtedness. "VOI Receivables" shall mean, with respect to the Company and its subsidiaries, any contracts for deed, deeds of trust, promissory notes, installment notes, mortgages or similar security instruments and all related documents and instruments (including, without limitation, any security agreements entered into in connection with or a part of any purchase agreement or any installment sales contract relating to the sale of a
          VOI) creating a first and prior lien on a VOI and securing a purchase money loan to acquire a VOI (collectively, the "Mortgages") or any installment sales contract creating a purchaser's beneficial or equitable interest in a VOI (collectively with the Mortgages, the "Debt Instruments"). For purposes of this Agreement, "VOI" shall mean a fee simple or leasehold ownership interest in a condominium unit or an entire timeshare resort developed or acquired by the Company or a subsidiary of the Company, coupled with the right to use and occupy one or more residential accommodations at such timeshare resort in accordance with the terms, provisions, and conditions of the applicable declaration of condominium, master deed and all other documents and instruments that govern the use and occupancy of such resort's accommodations and facilities. The term "VOI" shall further include all rights, benefits, privileges, obligations and liabilities granted to or imposed upon the owner of a VOI with respect to the Company's FairShare Plus Program (the "Program"), pursuant to the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement dated as of January 1, 1996, as amended (the "Trust Agreement") or under applicable VOI Laws.

                          (B) Section 3.1(g) of the Company Disclosure Schedule sets forth certain reports (the "Reports") routinely prepared by the Company or any of its subsidiaries that identify, as of the date indicated in the Reports, (i) the aggregate amount of VOI Receivables owned or pledged as security by each of the Company or its subsidiaries identified in the Reports and (ii) the weighted average maturity of such VOI Receivables. The Reports are true, accurate and complete in all material respects.

                    (ii)   Registrations.  Set forth on Section 3.1(g) of the
                           -------------
     Company Disclosure Schedule are all the resorts where each of the Company or any of its subsidiaries owns VOIs and each jurisdiction in which each of those resorts is registered, other than an inadvertent omission of a jurisdiction, for (i) the ownership of any VOI or real estate or (ii) the advertising, marketing or selling of VOIs by the Company or its subsidiaries or the soliciting of consumers to visit a resort or a sales office by the Company or its subsidiaries.

                    (iii)  Debt Instruments.
                           ----------------

                           (A) Each form that is underlying or related to a Debt Instrument securing or creating an equitable interest in a VOI Receivable reflected in the financial statements described in subsection (i)(A) above and that is routinely used by the Company and its subsidiaries or is permitted by the Company or its subsidiaries to be used by others in connection with the sale of VOIs, meets all material requirements of applicable VOI Laws.

                         (B) The Debt Instruments contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related property of the principal benefits of the security or property interest intended to be provided thereby.

                         (C) Each Mortgage which requires recordation to perfect the related VOI interest has been properly recorded or is in the process of being recorded in the appropriate jurisdiction and is in material compliance with all applicable laws of the jurisdiction in which the related VOI is located, and all costs, fees, and expenses, including where applicable, recording fees, documentary stamps and intangible taxes, due in connection with the filing of each Mortgage that has been filed have been paid, except for any failures to pay costs, fees and expenses that would not reasonably be expected to have a material business impact on the Company.

               (h)  Resorts.
                    -------

                    (i) Section 3.1(h) of the Company Disclosure Schedule contains a list of each resort where (A) the VOIs owned or otherwise controlled by the Company or its subsidiaries consist of more than 5% of the total VOI inventory at such resort and (B) the Company or any of its subsidiaries owns, has an option or contract for or otherwise controls the real estate that is intended to accommodate the development of VOIs in the future (the "Resorts"), indicating whether each Resort is owned, under option or contract or otherwise controlled by the Company or any of its subsidiaries.

                    (ii) The Company or one of its subsidiaries, as the case may be, has good and marketable title in fee simple or a leasehold interest to all VOIs and other real estate owned by the Company free and clear of all Liens, except for Permitted Encumbrances. As used in this Agreement, "Permitted Encumbrances" means (i) Liens imposed by law for Taxes, assessments or charges of any Governmental Entity that are not yet due and payable or are being contested in good faith by proper proceedings (and in each case as to which adequate reserves or other appropriate provisions are being maintained in accordance with
          GAAP); (ii) carriers', warehousemen's, mechanics, landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are main-tained in accordance with GAAP; (iii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts, statutory obligations and other similar obligations; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges, or encumbrances (whether or not recorded) which do not interfere materially with the ordinary conduct of the business of the Company and which do not detract materially from the property to which they attach or impair materially the use thereof by the Company; (v) the encumbrances set forth on title policies or title commitments provided to or made available to Parent; and (vi) extensions, renewals or replacements of any Lien referred to in clauses (i) through (v) above.

                    (iii) The current use of the Resorts by the Company and its subsidiaries does not violate any instrument or agreement of record affecting the Resorts or any applicable local zoning or similar land use laws, except for violations that would not have a material business impact on the Company. To the knowledge of the Company, none of the occupiable structures on the Resorts encroaches upon real property of another person and no occupiable structure of any other person encroaches upon any part of a Resort, except for encroachments that would not have a material business impact on the Company.

                    (iv) To the knowledge of the Company, each Resort has sufficient vehicular access for its purposes.

                    (v) There are no leases, subleases, licenses, concessions or other agreements between the Company or any of its subsidiaries to a third party that grants the right of use or occupancy of any material portion of the real estate, accommodations or facilities owned by the Company or any of its subsidiaries at the Resorts and there are no outstanding options or rights of first refusal to purchase any material portion of the real estate, accommodations or facilities owned by the Company or any of its subsidiaries at the Resorts other than rights held by the related property owners associations at the Resorts, and except for agreements with VOI owners or for such leases, subleases, licenses, concessions or other agreements entered into by the Company or any of its subsidiaries in the ordinary course of business.

                    (vi) Each timeshare plan related to a Resort that is required to be filed in the real estate records of the county in which the Resort is located has been properly filed and recorded with the appropriate county office in which the respective Resort is located, except for a failure to file or record a timeshare plan that would not have a material business impact on the Company.

                    (vii) Each of the Company and its subsidiaries has delivered or made available to Parent complete and correct copies of all surveys, engineering reports, appraisals, certificates of occupancy and recorded plats relating to a Resort in the possession of the Company and its subsidiaries. The Company has delivered or made available to Parent complete and correct copies of the title insurance policies that are in the possession of the Company and its subsidiaries which insure the Company or a subsidiary of the Company of good and marketable title, or as otherwise described therein, at the time of the acquisition of the properties described therein.


               (i)  Condominium Associations.
                    ------------------------

                    (i) Each condominium, timeshare or other form of owner's association organized by the Company or any of its subsidiaries has been duly organized. Each condominium, timeshare or other form of owner's association managed by the Company or any of its subsidiaries in existence with respect to a Resort (each, an "Association"), is duly organized, legally existing, and in good standing under the laws of the state of its incorporation, except where the failure to be so qualified would not have a material adverse effect on an Association. The books and records of each Association are correct and complete in all material respects and all funds collected from VOI owners and others on behalf of the Associations have been properly accounted for in all material respects and expended in all material respects for such purposes as are authorized under the articles of incorporation or by-laws of the applicable Association. For purposes of this Agreement, an Association is managed by the Company or any of its subsidiaries if
          (i) it has the statutory right to elect or appoint a majority of the members of the Association's board of directors or other governing body and (ii) it is party to a management contract with the Association.

                    (ii) Correct and complete copies of the most recent audited financial statements and interim unaudited financial statements of each Association have been delivered or made available to Parent. Such financial statements adequately reflect in all material respects the financial condition of each Association as of the dates indicated, and there have been no changes to the Association's financial conditions since the date of its most recent financial statements which would have a material adverse effect on the Association.

                    (iii) Each Association maintains adequate reserves for deferred maintenance and capital improvements as set forth in the budget approved by such Association, in accordance with the articles of incorporation or by-laws of each Association and applicable VOI Laws.

                    (iv) The Tax Returns of each Association have been timely filed (giving effect to all extensions) and are true, correct and complete in all material respects, and copies of such Tax Returns for the most recent tax year have been delivered or will be delivered, as promptly as practicable following the date hereof to Parent.



               (j)  FairShare Plus Program.
                    ----------------------

                    (i) The Trust is in compliance in all material respects with all applicable VOI Laws. The Program, the Program Manager (as defined in the Trust Agreement) and FairShare Vacation Owners Association, Inc. (the "Trustee") are in compliance in all material respects with all applicable VOI Laws.

                    (ii) The Trustee is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. The Trustee is duly qualified as a foreign corporation in each jurisdiction in which its assets or the conduct of its business require such qualification, except where the failure to qualify would not reasonably be expected to have a material adverse effect on the Trustee. The Trustee has the full power and authority to perform all duties and obligations imposed upon it by the Trust Agreement and, to the Company's knowledge, has acted in good faith and used commercially reasonable efforts with respect to the performance of such duties and obligations. The fees paid and payable to the Trustee and to the Program Manager for services rendered during the fiscal year ended December 31, 1999 and the eight month period ended August 31, 2000 in connection with the Program are set forth on
          Section 3.1(j) of the Company Disclosure Schedule.

                    (iii) The consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit (i) of the Trustee under the certificate of incorporation or by-laws of the Trustee and (ii) of the Trustee or the Trust under any material contracts or agreements to which either the Trustee or the Trust is a party, as applicable, other than any conflict, violation, default or termination, cancellation or acceleration that would not reasonably be expected to have a material adverse effect on the Trust or the Trustee. All contracts or agreements material to the operation of the Trust to which either the Trustee or the Trust is a party have been delivered or made available to Parent.

                    (iv) All VOIs and the use and occupancy rights that correspond to the VOIs that have been subjected to the terms, provisions, and conditions of the Trust Agreement have been so subjected in compliance in all material respects with the requirements of the Trust Agreement and all applicable VOI Laws.

                    (v) All of the Accommodations (as such term is defined in the Trust Agreement) are substantially furnished and ready for occupancy, and all furnishings are substantially paid for. None of the VOIs subjected to the Program (and/or beneficial use rights appertaining thereto) consist of a limited duration contractual right, lease, license or right-to-use timeshare interest in a Program Resort (as defined in the Trust Agreement).

                    (vi) The Trust conducts and operates its business in material compliance with Section 4.02 of the Trust Agreement and all applicable VOI Laws.

                    (vii) The marketing and sales by the Company and its subsidiaries of VOIs in the Program have been conducted in material compliance with all applicable VOI Laws.

                    (viii) The Program's reservation system is fully operational for its intended purpose subject to normal maintenance. Such reservation system, including all related computer hardware and software, is owned, leased or licensed by the Company, free and clear of any Liens, except for Liens arising in the ordinary course of business of the Trust or the acquisition of such hardware and software.

                    (ix) The Company has delivered or made available to Parent complete and correct copies of (A) the Trust Agreement, including all exhibits, attachments or amendments thereto and (B) the forms of (1) the FairShare Plus Program Summary and Acknowledgment of Receipt; (2) the Ernst & Young Report dated May 30, 2000 and (3) the Destinations FairShare Plus Exchange Program Summary used in connection with the sale of VOIs, together with such other documents executed ancillary thereto and all such documents meet in all material respects the requirements of applicable VOI Laws.

                    (x) The Trust Agreement does not violate Arkansas' Rule Against Perpetuities.

               (k)  Absence of Certain Changes or Events.  Except for
                    ------------------------------------
liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since January 1, 2000, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) the occurrence of an event that could reasonably be expected to result in any material adverse effect on the Company, except for an effect due to changes affecting the economy or financial markets generally other than such changes which affect the Company in a manner which is not proportionate with the effect of such changes on similarly situated companies, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options or Company Warrants, in each case awarded prior to the date hereof in accordance with their present terms, (iv) prior to the date hereof (A) any granting by the Company or any of its subsidiaries to any current or former director, executive officer or other Key Employee of the Company or its subsidiaries of any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business, (B) any granting by the Company or any of its subsidiaries to any such current or former director, executive officer or Key Employee of any increase in severance or termination pay, or (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or Key Employee, (v) except insofar as may have been disclosed in Company SEC Documents or required by a change in GAAP, any material change in accounting methods (or underlying assumptions), principles or practices by the Company affecting its assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy, (vi) any tax election by the Company or its subsidiaries or any settlement or compromise of any income tax liability by the Company or its subsidiaries, except as would not be required to be disclosed in the Company SEC Documents, (vii) any material insurance transaction other than in the ordinary course of business consistent with past practice, (viii) any transaction or commitment, or series of related transactions or commitments, to acquire real estate for VOI development in excess of $1,000,000 (ix) any material labor trouble or claim of wrongful discharge or other unlawful labor practice or action, (x) any improper subjection of VOI inventory by the Company to the FairShare Program or (xi) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

               (l) Compliance with Applicable Laws; Litigation.
                   -------------------------------------------

                   (i) The Company, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its subsidiaries (the "Company Permits") as presently conducted, except for any failure that would not reasonably be expected to result in a material business impact on the Company. The Company and its subsidiaries are in compliance in all respects with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations (including the VOI Laws (as defined in Section 8.3)), except for a failure to comply that does not have individually or in the aggregate a material business impact on the Company. Except as set forth in Section 3.1(l) of the Company Disclosure Schedule, which contains a true, complete and current description of any pending and, to the Company's knowledge, threatened litigation, action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies requested as of September 30, 2000, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, suit, action, proceeding or arbitration by any person or Governmental Entity, in each case with respect to the Company or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of the Company, threatened, except for any litigation, suit, action, demand, charge, requirement, investigation, proceeding or arbitration that would not reasonably be expected to have a material business impact on the Company.

                    (ii) No Company Permit issued in connection with any construction of any accommodations and facilities, other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on accommodations or facilities developed by the Company and its subsidiaries has been suspended or canceled (or is threatened to be canceled, suspended or materially modified) or has expired, except where the failure to hold such Company Permit would not individually or in the aggregate, reasonably be expected to have a material business impact on the Company, and, with respect to any such Company Permit expiring prior to March 31, 2001, the Company has no reason to believe that such Company Permits will not be renewed or extended.

               (m)  Taxes.
                    -----

                    (i) Each of the Company and its subsidiaries has (A) duly filed (or there have been filed on its behalf) with the appropriate Governmental Entities all material Tax Returns (as defined below) required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (B) duly paid in full (or there has been paid on its behalf) all material Taxes required to be paid by it; and (C) made provision in accordance with GAAP (or provision has been made on its behalf) for all accrued Taxes not yet due; and

                    (ii) There are no material Liens for Taxes upon any property or assets of the Company or any subsidiary of the Company, except for Liens for Taxes not yet due or for Taxes which are being contested in good faith, which are set forth in Section 3.1(m) of the Company Disclosure Schedule.

                    (iii) Each of the Company and its subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable laws.

                    (iv) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries, and neither the Company nor any subsidiary of the Company has received a written notice of any pending audits or proceedings.

                    (v) Neither the Company nor any of its subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

                    (vi) Neither the Company nor any of its subsidiaries has requested an extension of time within which to file any Tax Return in respect of a taxable year which has not since been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns has been given by or on behalf of the Company or any of its subsidiaries.

                    (vii) Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

                    (viii) The federal income Tax Returns of the Company and of its subsidiaries have been examined by the applicable taxing authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including 1996, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid.

                    (ix) Neither the Company nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company and any of its subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes.

                    (x) No election under Section 341(f) of the Code has been made to treat the Company or any of its subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

                    (xi) To the knowledge of the Company, no claim has been made by any Governmental Entities in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

                    (xii) Each of the Company and its subsidiaries have made available to Parent correct and complete copies of (i) all of their Tax Returns, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a governmental authority relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company and each of its subsidiaries, and (iii) any closing agreements entered into by the Company and each of its subsidiaries with any Governmental Entities with respect to Taxes, in each case from 1995.

                    (xiii) For purposes of this Agreement (A) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, and
     (B) "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

               (n)  Employee Benefit Plans.
                    ----------------------

                    (i) Section 3.1(n) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement or arrangement with any director or executive officer and any other employee whose base salary is $100,000 or more, excluding site sales vice presidents (the "Key Employees"); and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of the Company or any of its subsidiaries (the "Plans"). Section 3.1(n) of the Company Disclosure
     Schedule identifies each of the Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (the "Title IV Plans"). Neither the Company, any subsidiary of the Company nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan other than as may be required by the terms of such Plan.

                    (ii) With respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents:

                           (A) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

                           (B) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

                           (C) a copy of the most recent Summary Plan
          Description required under ERISA with respect thereto;

                           (D) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                           (E) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

                    (iii) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full or accrued on the Company's financial statements in accordance with GAAP, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Insofar as the representation made in this Section 3.1(n) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

                    (iv) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                    (v)    No Plan is, or ever has been, a Title IV Plan.

                    (vi) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date.

                    (vii) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made or are reflected on the balance sheet of the Company filed with the Company SEC Documents. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any affiliate or the Company or any subsidiary of the Company relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

                    (viii) Neither the Company nor any ERISA Affiliate contributes to, or is obligated, or has ever been obligated, to contribute to a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA.

                    (ix) Neither the Company or any subsidiary of the Company, any Plan, any trust created thereunder, nor, to the knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any subsidiary of the Company, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

                    (x) Each Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including but not limited to ERISA and the Code.

                    (xi) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements in all material respects.

                    (xii) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any subsidiary of the Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                    (xiii) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 162(m) of the Code.

                    (xiv) No condition exists that would prevent the Company or any subsidiaries of the Company from amending or terminating any Plan providing health or medical benefits in respect of any active employee of the Company or any subsidiary of the Company without material liability.

                    (xv) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
     (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                    (xvi) There has been no material failure of a Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). Neither the Company nor any subsidiary of the Company has contributed to a nonconforming group health plan (as defined in Section 5000(a) of the Code) and no ERISA Affiliate of the Company or any subsidiary of the Company has incurred a tax under Section

     5000(a) of the Code which is or could become a material liability of the Company or a subsidiary of the Company.

                (xvii) None of the Company or any subsidiary of the Company is a party to any employment, consulting, non-competition, severance, or indemnification agreement still in effect with any current or former Key Employee or director of the Company or any subsidiary of the Company.

                (xviii) There are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                (xix) Neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (o)   Labor Matters.  There are no labor or collective bargaining
                -------------
agreements to which the Company or any subsidiary of the Company is a party. There is no union organizing effort pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary of the Company. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company (other than routine employee grievances). The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

          (p)   Environmental Liability.
                -----------------------

                (i) Each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company and its subsidiaries of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a material business impact on the Company. Neither the Company nor any of its subsidiaries has received any communication or written notice, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is not in compliance in all material respects. All Permits and other governmental authorizations currently held by the Company or any of its subsidiaries pursuant to the Environmental Laws that are material to the business of the Company are identified in Section 3.1(p) of the Company Disclosure Schedule.

                    (ii) There are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim has or may have retained or assumed either contractually or by operation of law.

                    (iii) There are no present or past actions, activities, circumstances, conditions, events or incidents taken or caused by the Company or, to the knowledge of the Company, there are no present or past actions, activities, circumstances, conditions, events or incidents taken or caused by a third party, including the Release (as defined below) of any Hazardous Materials (as defined below) that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law that would reasonably be expected to result in a material adverse effect on the Company.

                    (iv) Without in any way limiting the generality of the foregoing, (i) all on-site and, to the knowledge of the Company, off-site locations, where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Hazardous Materials, are in accordance with applicable Environmental Laws, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated, or leased by the Company or any of its subsidiaries are identified in Section 3.1(p) of the Company Disclosure Schedule, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or any of its subsidiaries, (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Company or any of its subsidiaries and (v) all underground storage tanks owned, operated, or leased by the Company or any of its subsidiaries and which are subject to regulation under the federal Resource Conservation and Recovery Act (or equivalent state or local law regulating underground storage tanks) meet the technical standards prescribed at Title 40 Code of Federal Regulations
     Part 280 which became effective December 22, 1998 (or any applicable state or local law requirements which are more stringent than such technical standards or which became effective before such date).

                    (v) The Company has provided or made available to Parent true and correct copies of all assessments, reports and investigations or audits in the possession of the Company or its subsidiaries regarding environmental matters pertaining to, or the environmental condition of, the Company Real Properties (as defined below) and the businesses of the Company and its subsidiaries, or the compliance (or noncompliance) by the Company or any of its subsidiaries with any Environmental Laws.

                    (vi)  For purposes of this Agreement:

                          (A) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                          (B)  "Environmental Laws" means all federal,
          interstate, state, local and foreign laws and regulations relating to pollution or protection of human health (excluding the federal Occupational Safety and Health Act and similar laws affecting workers safety) or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and all laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                         (C) "Hazardous Materials" means (1) those materials, pollutants and/or substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act of 1980, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any materials, pollutants and/or substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation.

                          (D) "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, disposing or dumping.

               (q)  Intellectual Property.
                    ---------------------

                    (i) The Company and its subsidiaries own or have a valid and enforceable license to use all trademarks, service marks, trade names, patents, Internet domains and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, "Company Intellectual Property"), in each case, free and clear of any material Liens or other material limitations or restrictions (including any settlements, agreements, consents or judgments), necessary to carry on its business substantially as currently conducted, and the consummation of the Merger and the other transactions contemplated hereby will not result in the loss of any such rights (or require the payment of any material additional fees or royalties in order to maintain such rights). Section 3.1(q) of the Company Disclosure Schedule sets forth a true and correct list of all of the material Company Intellectual Property and indicates those items which the Company owns (distinguishing between exclusive and non-exclusive ownership and indicating any licenses granted to other persons) or has the exclusive right to use or license. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with and, to the knowledge of the Company, there are no infringements of or conflicts with the rights of others with respect to the use of, or the rights by others with respect to, any Company Intellectual Property. To the knowledge of the Company, no third party is infringing or otherwise violating any Intellectual Property owned by the Company or by any of its subsidiaries.

                    (ii) The Company and its subsidiaries own or have a valid and enforceable license to use all computer and telecommunication software including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books) (in each case, free and clear of any material Liens or other material limitations or restrictions) (collectively, "Company Software") necessary to carry on its business substantially as currently conducted and the other transactions contemplated hereby will not result in the loss of any such rights (or require the payment of any material additional fees or royalties in order to maintain such rights). Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with and, to the Company's knowledge, there are no infringements of or conflicts with the rights of others with respect to the use of, or the rights by others with respect to, any Company Software.

               (r)  Insurance Matters. Section 3.1(r) of the Company Disclosure
                    -----------------
Schedule describes all material primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers, liability, health, bonds and other forms of insurance providing insurance coverage to the Company or any of its subsidiaries. The Company has heretofore made available to Parent true, complete and correct copies of all such policies. All such policies are sufficient for compliance in all material respects with all requirements of law and of all contracts or leases to which the Company is a party. The Company has not failed to give any notice or to present any material claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders for which adequate reserves have not been established. Such policies provide insurance coverage that is customary in amount and scope for other companies in the industry in which the Company operates, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Effective Time. With respect to all such policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the Effective Time have been paid and no notice of cancellation or termination has been received with respect to such policy.

               (s)  Information Supplied. The Form S-4, the Proxy Statement and
                    --------------------
a registration statement on Form 10, under the Exchange Act, relating to the equity securities of DevCo. (the "Form 10") to be filed with the SEC will not, at the time the Form S-4 becomes effective under the Securities Act, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, and at the time the Form 10 becomes effective under the Securities Act, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided,
                                                                    --------
however, that no representation is made by the Company with respect to
-------
statements made therein based on information concerning, supplied or incorporated by reference by Parent or Merger Sub for inclusion in the Form S-4, the Proxy Statement and the Form 10. None of the information supplied by the Company for inclusion or incorporation by reference in the Form S-4 will, at the date it becomes effective and at the time of the Company Stockholders Meeting, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Subject to the provisions set forth in the second preceding sentence, the Form S-4, the Proxy Statement and the Form 10 will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as appropriate, and the rules and regulations thereunder.

               (t)  Rights Agreement. As of the date of this Agreement, the
                    ----------------
Company or the Board of Directors of the Company, as the case may be, (i) has taken all necessary actions so that the execution and delivery of this Agreement, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a "Distribu-tion Date" (as defined in the Rights Agreement) and (ii) has amended the Rights Agreement to render it inapplicable to this Agreement, the Stock Option Agreement and the Voting Agreement and the transactions contemplated hereby and thereby.

               (u)  Transactions with Affiliates. As of the date hereof, (i)
                    ----------------------------
there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its subsidiaries to, and neither the Company nor any of its subsidiaries is otherwise a creditor or debtor to, any stockholder, officer, director, employee or affiliate of the Company or any of its subsidiaries, other than as part of the normal and customary terms of such persons' employment with the Company or any of its subsidiaries, and (ii) neither the Company nor any subsidiary of the Company whose board is controlled by the Company is a party to any transaction agreement, arrangement or understanding with any stockholder, officer, director or employee of the Company or any of its subsidiaries.

               (v)  Voting Requirements.  The affirmative vote at the Company
                    -------------------
Stockholders Meeting (the "Company Stockholder Approval") of a majority of the number of outstanding shares of Company Common Stock to approve and adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

               (w)  Opinions of Financial Advisor.  The Company has received the
                    -----------------------------
opinion of Stephens Inc. and Bear, Stearns & Co. Inc., dated the date hereof, to the effect that, as of such dates, the Merger Consideration is fair from a financial point of view to the stockholders of the Company.

               (x)  State Takeover Statutes. To the knowledge of the Company, no
                    -----------------------
state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

               (y)  Brokers. Except for Stephens Inc. and Bear, Stearns & Co.
                    -------
Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of such arrangements which are set forth as part of the Company Disclosure Schedule.

               (z)  Takeover Laws. The approval of this Agreement and the Merger
                    -------------
and the Stock Option Agreement by the Board of Directors of the Company constitutes approval of this Agreement and the Merger and the Stock Option Agreement and the transactions contemplated hereby and thereby for purposes of
Section 203 of the DGCL. Except for Section 203 of the DGCL (which has been rendered inapplicable), no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state are applicable to the Merger or other transactions contemplated by this Agreement and the Stock Option Agreement.

                 (aa)  No Other Agreement. Except as contemplated hereby, the
                       ------------------
Company has no legal obligation, absolute or contingent, as the date hereof, to any other person or entity to sell any material portion of the assets of the Company, to sell the capital stock of the Company, to effect any merger, consolidation or reorganization of the Company, or to enter into any agreement with respect thereto.

          SECTION 3.2  Representations and Warranties of Parent.  Except as
                       ----------------------------------------
set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Parent Disclosure Schedule), Parent represents and warrants to the Company as follows:

                 (a)   Organization, Standing and Corporate Power.
                       ------------------------------------------

                       (i) Each of Parent, its subsidiaries (as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act by the SEC ("significant subsidiaries")) and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a material adverse effect on Parent.

                       (ii) Parent has delivered or provided to the Company prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws of Parent and Merger Sub, each as amended to date.

                       (iii) Merger Sub is a newly formed corporation with no assets or liabilities, except for liabilities arising under this Agreement. Merger Sub will not conduct any business or activities other than the issuance of its stock to Parent prior to the Merger.

                 (b)   Capital Structure. As of September 30, 2000, the
                       -----------------
authorized capital stock of Parent consists of 2,500,000,000 shares of common stock, par value $0.01 per share, of which 2,000,000,000 shares are Parent Common Stock and 500,000,000 shares are designated as move.com common stock ("move.com Common Stock"), 10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Authorized Preferred Stock"). At the close of business on September 30, 2000: (i) 728,703,667 shares of Parent common stock and 3,742,286 shares of move.com Common Stock were issued and outstanding; (ii) 179,003,833 shares of Parent Common Stock were held by Parent in its treasury; (iii) no shares of Parent Authorized Preferred Stock were issued and outstanding; (iv) 238,428,979 shares of Parent Common Stock and 10,993,642 shares of move.com Common Stock were reserved for issuance pursuant to the stock-based plans identified in Section 3.2(b) of the Parent Disclosure Schedule (such plans, collectively, the "Parent Stock Plans"), of which approximately 188,175,715 shares of Parent Common Stock and 6,282,196 shares of move.com Common Stock are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"); and (vi) 30,997,000 shares of Parent Common Stock and 1,586,000 shares of move.com Common Stock are subject to warrants (collectively, "Parent Warrants"). All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (i) as set forth in this Section 3.2(b), (ii) for the 3% Convertible Subordinated Notes, (iii) for the 34,000,000 PRIDES, of which 32,000,000 have been designated as Income PRIDES and 2,000,000 have been designated as Growth PRIDES, and (iv) for changes since September 30, 2000 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans or Parent Employee Stock Options or Parent Warrants and other rights referred to in this Section 3.2(b), as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent or other ownership interests of Parent, and (y) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or other ownership interests in any Parent subsidiary, (B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or (C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To Parent's knowledge, neither Parent nor any Parent subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Parent Stock Plans, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

                 (c)   Authority; Noncontravention. Each of Parent and Merger
                       ---------------------------
Sub has all requisite corporate power and authority to enter into this Agreement, the Stock Option Agreement (to which is a party) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action on the part of Parent and Merger Sub, respectively. This Agreement and the Stock Option Agreement have been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub, respectively, in accordance with their terms except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the courts for which any proceeding therefor may be brought. The execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby (other than the DevCo. Distribution) and compliance with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent, (ii) the certificate of incorporation or by-laws of the comparable organizational documents of any of its significant subsidiaries or Merger Sub, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to impair or delay the ability of Parent or Merger Sub to perform its obligations under this Agreement. To the knowledge of Parent, no consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (1) the filing of a pre-merger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of (A) the Form S-4 and the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Parent and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) such VOI Registrations; (5) such filings with and approvals of the NYSE to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plan to be listed on the NYSE; and (6) such other filings and consents as may be required to effect the DevCo. Distribution.

               (d)  Parent Documents. Since January 1, 2000, Parent has filed
                    ----------------
all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Parent SEC Documents"). As of their respective filing dates, (i) the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and (ii) none of the Parent SEC Documents when filed (or when amended and restated and as supplemented by subsequently filed Parent SEC Document) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements).

               (e)  Information Supplied. The Form S-4, the Proxy Statement and
                    --------------------
the Form 10 to be filed with the SEC will not, at the time the Form S-4 becomes effective under the Securities Act, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, and at the time the Form 10 becomes effective under the Securities Act, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is
                                   --------  -------
made by Parent with respect to statements made therein based on information supplied or incorporated by reference by the Company for inclusion in the Form S-4, the Proxy Statement and the Form 10. None of the information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement and Form 10 will, at the date mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, and at the date it becomes effective, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading. Subject to the provisions set forth in the second preceding sentence, the Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as appropriate, and the rules and regulations thereunder.

               (f)  Brokers.  Except for Banc of America Securities, no broker,
                    -------
investment broker, financial advisor or other person is entitled to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1  Conduct of Business by the Company. Except as consented to by
                  ----------------------------------
Parent in writing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall and shall cause its subsidiaries to carry on their respective business in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to use best reasonable efforts to preserve intact their current business organizations, to keep available the services of their current officers and employees and preserve their relationships with those persons having business dealings with them, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and the Company shall meet on a regular basis to review the financial and operational affairs of the Company and its subsidiaries, in accordance with applicable law, and the Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

                    (i) other than between subsidiaries or as between the Company and any wholly owned subsidiary, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of Company Stock Options or Company Warrants that are, in each case, outstanding as of the date hereof in accordance with their present terms, or which are issued prior to the Effective Time in the ordinary course, pursuant to the Company's Second Amended and Restated Employee Stock Purchase Plan ("ESPP") or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries, other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options and Company

     Warrants that are, in each case, outstanding as of the date hereof in accordance with their present terms);

                    (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options and Company Warrants that are, in each case, outstanding as of the date hereof in accordance with their present terms or which are issued in the ordinary course prior to the Effective Time, pursuant to the ESPP, or in connection with financing arrangements permitted under Section 4.1(vi));

                    (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                    (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any person, or otherwise acquire or agree to acquire any assets for consideration in excess of $500,000 (other than financing transactions involving transfers of assets solely among subsidiaries and other than for construction in the ordinary course of business, consistent with past practice);

                    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business and consistent with past practices, including but not limited to the performance of obligations under contractual arrangements listed on the Company Disclosure Schedule existing as of the date hereof, or create any security interest in such assets or properties;

                    (vi) except for borrowings under existing credit facilities or lines of credit or refinancing of indebtedness outstanding on the date hereof, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any person other than its wholly owned subsidiaries and as a result of ordinary advances and reimbursements to employees and endorsements of banking instruments;

                    (vii) change its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, in each case, in effect at December 31, 1999, except as required by changes in GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable year ending December 31, 1999, except as required by material changes in law or regulation;

                    (viii) make any tax elections, or settle or compromise any liability with respect to Taxes or agree to any adjustment of any Tax attribute, unless required by applicable law or made in the ordinary course of business consistent with past practices;

                    (ix) enter into any agreement, commitment or transaction to acquire or sell real estate for VOI development in excess of $200,000 (other than pursuant to previously existing agreements set forth in the Company Disclosure Schedule);

                    (x) other than in accordance with the Company's operating budget for fiscal year 2000 which is attached to the Company Disclosure Schedule, enter into any agreement obligating the Company to spend more than $250,000 or any commitment or transaction of the type described in
     Section 3.1(f) of the Company Disclosure Schedule hereof not in the ordinary course of business;

                    (xi) other than as set forth in the Company's operating budget for fiscal year 2000, amend or otherwise modify, except in the ordinary course of business, or violate the terms of, any of the material agreements or contracts or other binding obligations of the Company or its subsidiaries;

                    (xii) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

                    (xiii) (A) grant to any current or former director, executive officer or other Key Employee of the Company or its subsidiaries any increase in compensation, bonus or other benefits, except for (i) salary, wage or benefit increases in the ordinary course of business and
     (ii) bonuses under the arrangements specifically set forth on Exhibit B hereto, and payable to the persons and in the amounts specifically set forth on such Exhibit B hereto; (B) grant to any such current or former director, executive officer or other Key Employee of the Company any increase in severance or termination pay, (C) enter into, or amend, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or Key Employee or (D) modify any existing equity-based compensation agreement or arrangement with any director, employee, consultant or independent contractor to provide for acceleration of the vesting or payments of benefits thereunder;

                    (xiv) except pursuant to agreements or arrangements in effect on the date hereof and disclosed in writing and provided or made available to Parent, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

                    (xv) agree or consent to any material agreements or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) as required by law to renew Permits or agreements in the ordinary course consistent with past practice, or (ii) to effect the consummation of the transactions contemplated hereby;

                    (xvi) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation; other than any such payment, discharge, settlement, compromise or satisfaction in the ordinary course of business in an amount not to exceed $20,000 or any reserve established in respect of a claim as set forth in the Company's unaudited balance sheet dated June 30, 2000;

                    (xvii) amend the Rights Agreement or redeem the Rights (as defined in the Rights Agreement);

                    (xviii) cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

                    (xix) authorize, or commit or agree to take, any of the foregoing actions or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder;

                    (xx) issue any communication of a general nature to the employees of the Company without the prior written approval of Parent (which will not be unreasonably delayed or withheld), except for communications in the ordinary course of business that do not relate to the Merger or other transactions contemplated hereby; or

                    (xxi) take any action or fail to take any action which would result in any of the representations and warranties set forth in
     Section 3.1 failing to be true and correct.

        SECTION 4.2  Advice of Changes. Except to the extent prohibited by
                     -----------------
applicable law or regulation, the Company, Parent and Merger Sub shall promptly advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by
it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
Article VI to be satisfied; provided, however, that no such notification shall
                            --------  -------
affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

          SECTION 4.3  No Solicitation by the Company. (a) Except as otherwise
                       ------------------------------
provided in this Section 4.3, until the earlier of the Effective Time and the date of termination of this Agreement, neither the Company, nor any of its subsidiaries or any of the officers, directors, stockholders, agents, representatives or affiliates of it or its subsidiaries (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) shall (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, (iii) enter into any agreement regarding any Company Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal. If and only to the extent that (i) the Company Stockholders Meeting shall not have occurred, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, (iii) the Company's Board of Directors concludes in good faith that such Company Takeover Proposal constitutes a Company Superior Proposal (as defined below), (iv) such Company Takeover Proposal was not solicited by it and did not otherwise result from a breach of this Section 4.3(a), and (v) the Company provides prior written notice to Parent of its decision to take such action, the Company shall be permitted to (A) furnish information with respect to the Company and any of its subsidiaries to such person pursuant to a customary confidentiality agreement, (B) participate in discussions and negotiations with such person, (C) subject to first complying with the provisions of Section 5.8(b) hereof, enter into a Company Acquisition Agreement and (D) effect a Change in the Company Recommendation (as defined below); provided, that at least three business days prior to taking any actions
        --------
set forth in clause (C) or (D) above, the Company's Board of Directors provides Parent written notice advising Parent that the Company's Board of Directors is prepared to conclude that such Company Takeover Proposal constitutes a Company Superior Proposal and during such three business day period the Company and its advisors shall have negotiated in good faith with Parent to make adjustments in the terms and conditions of this Agreement such that such Company Takeover Proposal would no longer constitute a Company Superior Proposal and the Company's Board of Directors concludes in good faith that such Company Takeover Proposal is reasonably likely to result in a Company Superior Proposal. The Company, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Company Takeover Proposal.

          For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement or any securitization or financing transactions consistent with past practice. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party (A) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, sale, lease, exchange, transfer or other disposition (including a contribution to a joint venture), dissolution or similar transaction, for consideration consisting of cash and/or securities, 100% of the combined voting power of the shares of the Company's capital stock then outstanding or 100% of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole and (B) which is otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with (i) either Stephens Inc., Bear Stearns & Co., Inc. or another nationally recognized investment banking firm and (ii) outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal, (i) if consummated would result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the Merger and the other transactions contemplated hereby and (ii) is reasonably capable of being completed, including to the extent required, financing which is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

               (b) Except as expressly permitted by this Section 4.3, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger or the Company Recommendation (as defined in Section 5.1(d)) or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "Change in the Company Recommendation"), (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the Company Board of a Company Takeover Proposal, or any failure by the Company Board to recommend against a Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to any Company Superior Proposal, but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal, all of which information will be kept confidential by Parent in accordance with the terms of the Confidentiality Agreement (as defined in Section 5.4).

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.3, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. The Company will keep Parent informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

               (d) Nothing contained in this Section 4.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however,
                                                           --------  -------
any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors of the Company reaffirms the Company Recommendation in such disclosure.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.1 Preparation of the Form S-4, Proxy Statement and Form 10;
                      ---------------------------------------------------------
Stockholders Meeting.
--------------------

               (a) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the
Form S-4, the Proxy Statement and the Form 10. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4, in which the Proxy Statement shall be included, declared effective under the Securities Act and the Form 10 declared effective under the Exchange Act as promptly as practicable after such filing. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective; provided, that the Company may elect
                                          --------
to postpone the mailing of the Proxy Statement to a date that is no later than at least 20 business days prior to the date Parent informs the Company that the DevCo. Distribution is reasonably capable of being completed.

               (b) Each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable. Notwithstanding the foregoing, (i) no representation or covenant is made by the Company with respect to statements made or incorporated by reference based on information supplied in writing by Parent specifically for inclusion or incorporation by reference in the Form S-4 or Proxy Statement and (ii) no representation or covenant is made by Parent with respect to statements made or incorporated by reference based on information supplied in writing by the Company for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement. If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Proxy Statement or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement, to the Form S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Company.

               (c) Each of the Company and Parent shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable efforts to respond to any comments of the SEC with respect to the Form S-4 and the Proxy Statement as promptly as practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4, the Proxy Statement and the Form 10, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

               (d) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold the Company Stockholders Meeting in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval; provided,
                                                                    --------
that the Company may elect to postpone the Company Stockholders Meeting to a date that is no later than 35 business days after the date of mailing of the Proxy Statement in accordance with Section 5.1(a). Subject to Section 4.3, the Board of Directors of the Company shall recommend to the Company's stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "Company Recommendation"). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding any Change in the Company Recommendation, this Agreement and the Merger shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation unless this Agreement has been terminated.

               (e) The Company shall coordinate and cooperate with Parent with respect to the timing of the Company Stockholders Meeting.

        SECTION 5.2  Letter of the Company's Accountants.  The Company shall
                     -----------------------------------
cause to be delivered to Parent a letter from the Company's independent accountants dated a date within two business days before the Closing Date addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        SECTION 5.3  Letter of Parent's Accountants.  Parent shall cause to be
                     ------------------------------
delivered to the Company a letter from Parent's independent accountants dated a date within two business days before the Closing Date addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        SECTION 5.4  Access to Information; Confidentiality.
                     --------------------------------------

               (a) Subject to the Secrecy Agreement, dated as of August 11, 2000, as amended, between Parent and the Company (the "Confidentiality Agreement"), and subject to the restrictions contained in confidentiality agreements to which the Company is subject (which the

Company will use its reasonable best efforts to have waived) and applicable law, the Company shall, and shall cause its subsidiaries to, afford Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company will deliver, or cause to be delivered, to Parent the internal or external reports reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this Section 5.4 shall affect any representation or warranty given by the Company to Parent. Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

               (b) As soon as practicable after the execution of this Agreement, the Company shall permit Parent to electronically link the Company's financial reporting system to Parent's financial reporting system ("Hyperion"). The link to Hyperion will be completed by Parent's financial reporting staff, with assistance from the Company's accounting staff, at no incremental cost to the Company and provided that such installment will not interfere with or disrupt the normal operation of the Company's financial reporting system or violate any applicable software licenses. Parent will provide the necessary Hyperion software to be installed on a computer in the Company's accounting department; provided, however, that the information retrieved from the Company's
            --------  -------
financial reporting system will not be made available to persons who are directly involved in pricing or any other competitive activity at Parent; provided, further, that such persons shall not use such information other than
--------  -------
for purposes of assessing the financial condition of the Company for purposes of the transactions contemplated by this Agreement, and shall not share, provide or sell the information to any third party or use the information in any manner that could reasonably be considered a restraint on competition or result in a violation of any applicable laws. Any information provided under this Section 5.4(b) shall be subject to the terms of the Confidentiality Agreement.

        SECTION 5.5  Reasonable Efforts.  (a)  Subject to the terms and
                     ------------------
conditions set forth in this Agreement, each of the parties hereto shall use its reasonable good faith efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including, without limitation, the

VOI Registrations (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order or injunctions entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, subject to the limitations on divestiture set forth in subsection (c) below.

               (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stock Option Agreement or the Merger or any of the other transactions contemplated hereby and thereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, the Stock Option Agreement or the Merger or any other transaction contemplated hereby and thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to minimize the effect of such statute or regulation on the Merger, the DevCo. Distribution and the other transactions contemplated hereby and thereby.

               (c) Each party agrees to provide the other party with copies of any documentation or written materials provided to or by Governmental Entities with respect to the HSR approval process. Parent shall not be required to agree to any divestiture by Parent or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

               (d) The Company shall use its reasonable good faith efforts to assist Parent and certain of its subsidiaries that are subject to the reporting requirements of the Exchange Act (the "Reporting Subs") in the preparation and filing, on the earliest practicable date after the date of this Agreement, of Current Reports on Form 8-K for each of Parent and the Reporting Subs containing the information required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of the Company required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement required by
Article 11 of Regulation S-X of the SEC, and the Company shall take all other action necessary to allow Parent and the Reporting Subs to issue and sell securities on a continuous or delayed basis in one or more public offerings registered under the Securities Act.

       SECTION 5.6  Company Equity-Based Incentives.  (a)  As of the Effective
                    -------------------------------
Time, (i) each outstanding Company Stock Option and Company Warrant shall be converted into an option or warrant, as the case may be (as applicable, an "Adjusted Option" or "Adjusted Warrant") to purchase the number of shares of Parent Common Stock (rounded down to the nearest whole number of shares of Parent Common Stock) equal to the number of shares of Company Common Stock subject to such Company Stock Option or Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price for each such share of Company Common Stock subject to such Company Stock Option or Company Warrant divided by the Exchange Ratio, and all references in each such option or warrant to the Company shall be deemed to refer to Parent, where appropriate; provided,
                                                                      --------
however, Parent shall assume the obligations of the Company under the applicable
-------
Company Stock Plan and agreements under which the Adjusted Option or Adjusted Warrant was originally granted, subject to the adjustments required by this
Section 5.6(a). The other terms of each such Adjusted Option and Adjusted Warrant, and the plans under which they were issued, shall continue to apply in accordance with their terms.

               (b) As of the Effective Time, (i) each outstanding Company Award other than Company Stock Options and Company Warrants (including restricted stock, stock appreciation rights, performance shares, deferred stock, phantom stock, stock equivalents and stock units) under the Company Stock Plans shall be converted into the same instrument of Parent, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental or beneficial effects on the holder thereof and (ii) Parent shall assume the obligations of the Company under the Company Awards, subject to the adjustments required by this Section 5.6(b). The other terms of each such Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

               (c) The Company and Parent agree that the Company Stock Plans and Parent equity-based incentive plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. After the Effective Time, Parent shall promptly issue new agreements reflecting each holder's Adjusted Options, Adjusted Warrants or adjusted Company Awards.

               (d) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this Section 5.6.

Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options, Adjusted Warrants or adjusted Company Awards remain outstanding.

               (e) Parent and the Company shall each approve the conversion of the outstanding Company Stock Options, Company Warrants and Company Awards pursuant to this Section 5.6 in a manner sufficient to comply with the exemptions provided by Rule 16b-3 of the Exchange Act.

               (f) The Company shall take all actions necessary to effect, as of immediately prior to the Effective Time, the termination of the ESPP and of any offering period then in effect under the ESPP, in a manner approved by Parent.

       SECTION 5.7  Indemnification, Exculpation and Insurance.  (a)  All rights
                    ------------------------------------------
to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements or arrangements of the Company and its subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals.

               (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations thereof set forth in this Section 5.7.

               (c) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

               (d) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, that the Surviving Corporation may
                           --------
substitute therefor policies of Parent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving
                       --------  -------
Corporation be required to pay aggregate premiums for insurance under this
Section 5.7(d) in excess of 200% of the aggregate premiums paid by the Company in 2000 on an annualized basis for such purpose and, if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding the foregoing, the Company may obtain directors' and officers' liability insurance covering all acts or omissions prior to the Effective Time at a cost not to exceed 125% of the cost of the current directors' and officers' liability insurance maintained by the Company.

               (e) Parent shall cause the Surviving Corporation or any successor thereto to comply with its obligations under this Section 5.7.

       SECTION 5.8  Fees and Expenses. (a) Except as provided in this Section
                    -----------------
5.8, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

               (b)  (i)   In the event that this Agreement is terminated by
Parent pursuant to Section 7.1(c), then, upon such termination, the Company shall pay Parent a fee equal to $32,000,000 by wire transfer of same day funds.

                    (ii) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) and (B) prior to the date that is 12 months after the date of such termination the Company enters into a Company Acquisition Agreement, then the Company shall promptly, but in no event later than two business days after the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $32,000,000 by wire transfer of same day funds.

                    (iii) In the event that (A) a Pre-Termination Takeover Proposal Event shall occur after the date of this Agreement, (B) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(ii), (C) the Average Trading Price shall not be below $6.00 per share, and (D) prior to the date that is 12 months after the date of such termination the Company enters into a Company Acquisition Agreement, then the Company shall promptly, but in no event later than two business days after the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $32,000,000 by wire transfer of the same day funds.

                    (iv) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d), then concurrently with such termination, the

     Company shall pay to Parent a fee equal to $32,000,000 by wire transfer of same day funds.

                    (v) In the event that (A) a Pre-Termination Takeover Proposal Event shall occur after the date of this Agreement, (B) the Company Board of Directors has effected a Change in the Company Recommendation, and (C) this Agreement is terminated by either Parent or Company for any reason provided for under Section 7.1, then, promptly, but in no event later than two business days after such termination, the Company shall pay Parent a fee equal to $32,000,000 by wire transfer of same day funds.

                    (vi) For purposes of this Section 5.8(b), a "Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.8(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this
     Section 5.8(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

               (c) The Company shall in no event be required to pay more than one fee pursuant to Section 5.8(b). In the event that an amount is payable by the Company pursuant to this Section 5.8, then, not withstanding anything in this Agreement or the Voting Agreement to the contrary, (i) such amount shall be full compensation and liquidated damages for the loss suffered by Parent as a result of the failure of the transactions contemplated by this Agreement and the Voting Agreement to be consummated and to avoid the difficulty of determining the damages under the circumstances and (ii) such amount shall be in lieu of any other entitlement of Parent, and shall be the sole and exclusive liability of the Company and the Company's stockholders, with respect to all matters arising under or relating to this Agreement and the Voting Agreement, unless there has been a willful or material breach of this Agreement or the Voting Agreement by the Company or a stockholder of the Company, respectively.

       SECTION 5.9  Public Announcements.  Parent and the Company will consult
                    --------------------
with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements and any internal communications with respect to the transactions contemplated by this Agreement and the Stock Option Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 5.10 Affiliates.  To the extent practicable, concurrently with
                     ----------
as practicable and in any event within 10 business days after the date hereof), the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit 5.10(a) hereto of all of the persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act; all of such affiliates, who are affiliates as of the date of this Agreement, are identified in Section 5.10 of the Company Disclosure Schedule. Section 5.10 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use reasonable best efforts to cause each person added to such schedule after the date hereof to deliver a similar agreement.

        SECTION 5.11 Stock Exchange Listing.  Parent shall use best upon efforts
                     ----------------------
to cause the Parent Common Stock issuable (i) under Article II or (ii) upon exercise of the Adjusted Options pursuant to Section 5.6 to be approved for issuance on the NYSE, in each case subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

        SECTION 5.12 Stockholder Litigation.  Each of the Company and Parent
                     ----------------------
shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

        SECTION 5.13 DevCo. Distribution.
                     -------------------

               (a) Unless Parent shall determine that the Company shall not effect the DevCo. Distribution, it shall prepare and deliver to the Company the proposed terms of the DevCo. Distribution and forms of the agreements proposed to be entered into by the Company and DevCo. in connection with the DevCo. Distribution on or prior to December 7, 2000.

               (b) Prior to the Closing, the Company shall use its reasonable efforts to complete the actions specified in Exhibit A as long as those actions do not adversely affect the business of the Company and its wholly owned subsidiaries before the DevCo. Distribution; provided, however, that the
                                             --------  -------
completion of actions under this Section 5.13 shall not be a condition to the Merger. The Company shall take all necessary action to create DevCo. and transfer to DevCo. such assets and liabilities from the Company and its subsidiaries and execute all necessary agreements that shall govern the relationships between the Surviving Corporation and DevCo. following the DevCo. Distribution, all in accordance with Parent's instructions set forth on Exhibit A. The DevCo. Distribution must occur immediately before the Effective Time unless otherwise agreed to by the Company.

               (c) The Company shall not take, or cause to be taken, any action that would or might reasonably be expected to prevent or materially delay Parent, the Company or DevCo. from consummating the transactions contemplated in Exhibit A, including any action which may materially limit the ability of Parent, the Company or DevCo. to consummate the transactions contemplated thereby as a result of any regulatory concerns.

               (d) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Form 10. The Company shall use its best reasonable efforts to have the Form 10 declared effective under the Exchange Act as promptly as practicable after such filing and to cause the Form 10 to be mailed to its stockholders as promptly as practicable after the Form 10 is declared effective.

               (e) The Company shall pay all expenses arising from or incidental to the DevCo. Distribution (the "DevCo. Expenses"); provided,
                                                               --------
however, that Parent shall pay the DevCo. Expenses if this Agreement is
-------
terminated by Parent and the Company pursuant to Section 7.1(a) or by either Parent or the Company pursuant to Section 7.1(b).

       SECTION 5.14  Rights Agreement. The Company shall enter into an amendment
                     ----------------
to the Rights Agreement, which will provide, among other things, for purposes:
(i) of the definitions of "Acquiring Person" and "Beneficial Owner" and (ii) of the definitions of "Affiliate" of an "Acquiring Person":

                     (i) as a result of entering into this Agreement and the Voting Agreement, that Parent, its subsidiaries (including Merger Sub) and its affiliates shall not be deemed to be an "Affiliate" under the Rights Agreement;

                    (ii) as a result of entering into this Agreement and the Voting Agreement, that Parent and Merger Sub shall not be deemed to be "Beneficial Owners" (as such term is used in the Rights Agreement) of shares of Company Common Stock owned by Parent, its subsidiaries and its affiliates; and

                    (iii) as a result of entering into this Agreement and the Voting Agreement, that Parent and Merger Sub shall not be deemed to be an "Acquiring Person" (as such term is used in the Rights Agreement).

          Such amendment shall provide that such amended provisions of the Rights Agreement cannot be further amended and the Rights cannot be redeemed without the prior written consent of Parent.

       SECTION 5.15  Standstill Agreements; Confidentiality Agreements. During
                     -------------------------------------------------
the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

       SECTION 5.16  Conveyance Taxes.  Parent and the Company shall cooperate
                     ----------------
in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. The Company shall pay on behalf of its stockholders, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental Entity which become payable in connection with the transactions contemplated by this Agreement for which such stockholders are primarily liable and in no event shall Parent pay such amounts.

       SECTION 5.17  Employee Benefits.
                     -----------------

               (a) Parent shall, or shall cause the Surviving Corporation and its subsidiaries to, give those employees who are, as of the Closing, employed by the Company and its subsidiaries (the "Continuing Employees") full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any subsidiary of Parent or the Surviving Corporation for such Continuing Employees' service with the Company or any subsidiary of the Company to the same extent recognized by the Company for similar purposes immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation and its subsidiaries to, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and provide credit under any such welfare plan for any copayments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs.

               (b) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with the terms thereof, without offset, deduction, counterclaim, interruption or deferment (other than withholdings under applicable tax law) under all Plans and administrative practices adopted thereunder, including all employment, change in control, severance, termination, consulting and unfunded retirement or benefit agreements or arrangements that have been provided or made available to Parent.

       SECTION 5.18  Resignation and Appointment of the Directors of the
                     ---------------------------------------------------
Trustee. The Company shall take action to obtain the resignations of Brian
-------
Keller and Michael Hug (the "Company Directors") from the board of directors of the Trustee (the "Trustee Board") and to have persons chosen by Parent (the "Parent Directors") appointed to the Trustee Board immediately prior to the Effective Time.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

       SECTION 6.1   Conditions to Each Party's Obligation to Effect the Merger.
                     ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

               (a)   Stockholder Approval.  The Company Stockholder Approval
                     --------------------
shall have been obtained.

               (b)   HSR Act.  The waiting period (and any extension thereof)
                     -------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

               (c)   Governmental and Regulatory Approvals. Other than the
                     -------------------------------------
filing provided for under Section 1.3 and the waiting period pursuant to the HSR Act (which is addressed in Section 6.1(b)), (i) all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or made is reasonably expected to have a material adverse effect on Parent and its subsidiaries and prospective subsidiaries, taken as a whole, shall have been obtained or made and (ii) all the registrations and amendments thereto set forth on Section 6.1(c) of the Company Disclosure Schedule shall have been made and the related consents, approvals or exemptions under state timeshare registration laws or, in states that do not have specific timeshare laws, related real estate or securities registration laws, shall have been obtained, other than the registrations and amendments thereto set forth on Section 6.1(c) of the Company Disclosure Schedule that are (A) marked with an asterisk and (B) which the failure to obtain the related consent, approval or exemption would not be reasonably expected to result in a material business impact on the Company.

               (d)  Third Party Consents.  Parent shall have been furnished with
                    --------------------
evidence satisfactory to it that the Company has obtained the consents of third parties to any agreement or instrument the absence of which would result in the representations set forth in

Section 3.1(d) hereof being untrue (disregarding any disclosure relating thereto in the Company Disclosure Schedule).

               (e)  No Injunctions or Restraints.  No judgment, order, decree,
                    ----------------------------
statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on the Company or Parent, as applicable; provided, however, that each of the
                                         --------  -------
parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

               (f)  Form S-4.  The Form S-4 shall have become effective under
                    --------
the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

               (g)  Stock Exchange Listing.  The shares of Parent Common Stock
                    ----------------------
issuable to the Company's stockholders (i) as contemplated by Article II or (ii) upon exercise of the Adjusted Options pursuant to Section 5.6 shall have been approved for listing on the NYSE, subject to official notice of issuance.

       SECTION 6.2  Conditions to Obligations of Parent.  The obligation of
                    -----------------------------------
Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

               (a)  Representations and Warranties. The representations and
                    ------------------------------
warranties of the Company set forth herein (i) that are qualified as to materiality shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

               (b)  Performance of Obligations of the Company. The Company shall
                    -----------------------------------------
have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement and in connection with the DevCo. Distribution.

               (c)  Regulatory Condition. No condition or requirement has been
                    --------------------
imposed by one or more Governmental Entities in connection with any required approval by them of the Merger relating to the transactions contemplated hereunder which, either alone or together with all such other conditions or requirements requires the Company or its subsidiaries to be operated in a manner which is materially different from industry standards in effect or which is different from the manner in which the Company currently conducts its operations on the date hereof and which materially adversely affects the business, financial condition or results of operations or prospects of the Company and its subsidiaries, taken as a whole, or their businesses, other than their commercial finance businesses, taken as a whole.

               (d)  Resignation and Appointment of the Directors of the Trustee.
                    -----------------------------------------------------------
The Company shall have obtained the resignations of the Company Directors from the Trustee Board and shall have appointed the Parent Directors to the Trustee Board, subject to consummation of the Merger and acceptance of such appointment.

       SECTION 6.3  Conditions to Obligations of the Company.  The obligation of
                    ----------------------------------------
the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Parent set forth herein (i) that are qualified as to materiality shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

               (b)  Performance of Obligations of Parent. Parent shall have
                    ------------------------------------
performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

       SECTION 7.1  Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Effective Time, and whether before or after the Company Stockholder
Approval:

               (a)  by mutual written consent of Parent and the Company;

               (b)  by either Parent or the Company:

                    (i) if the Merger shall not have been consummated by March 31, 2001, provided, however, that the right to terminate this Agreement
               --------  -------
     pursuant to this Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided,
                                                               --------
     further, that such a date may be extended for not more than 30 days, by
     -------
     either party, by written notice to the (x) other party if the Merger shall not have been consummated solely as a result of the condition set forth in
     Section 6.1(c) failing to have been satisfied and the extending party reasonably believes that the relevant approvals will be obtained during such extension period or (y) the delivery by Parent of the Closing Extension Notice;

                    (ii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                    (iii) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement
                    --------
     pursuant to this Section 7.1(b)(iii) shall have used best efforts to prevent the entry of and to remove such Restraint;

               (c) by Parent, if the Company shall have failed to make the Company Recommendation in the Proxy Statement or effected a Change in the Company Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have breached its obligations under this Agreement by reason of a failure to call or convene the Company Stockholders Meeting in accordance with Section 5.1(d);

               (d)  by the Company in accordance with Section 4.3(b); provided,
                                                                      --------
that in order for the termination of this Agreement pursuant to this paragraph
(d) to be deemed effective, the Company shall have complied with all provisions of Section 4.3, including the notice provisions therein, and with applicable requirements, including the payment of the fee referred to in paragraph (b)(iv) of Section 5.8; or

       The party desiring to terminate this Agreement pursuant to clause (b),
(c) or (d) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected.

       SECTION 7.2  Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of
Section 3.1(z), Section 3.2(f), the last sentence of Section 5.4(a), Section 5.8, this Section 7.2 and Article VIII, which provisions survive such termination, provided, however, that nothing herein (including the payment of
             --------  -------
any amounts pursuant to Section 5.8 hereof) shall relieve any party from any liability for any willful or material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

       SECTION 7.3  Amendment.  This Agreement may be amended by the parties at
                    ---------
any time before or after the Company Stockholder Approval; provided, however,
                                                           --------  -------
that after such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

       SECTION 7.4  Extension; Waiver.  At any time prior to the Effective Time,
                    -----------------
a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

       SECTION 7.5  Procedure for Termination.  A termination of this Agreement
                    -------------------------
pursuant to Section 7.1 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors.

                                  ARTICLE VII

                              GENERAL PROVISIONS

       SECTION 8.1  Nonsurvival of Representations and Warranties. None of the
                    ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

       SECTION 8.2  Notices.  All notices, requests, claims, demands and other
                    -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent or Merger Sub, to

                    Cendant Corporation
                    Six Sylvan Way
                    Parsippany, NJ 07054

                    Telecopy No.: (973) 496-5335
                    Attention: General Counsel

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036

                    Telecopy No.: (212) 735-2000
                    Attention: David Fox

               (b)  if to the Company, to

                    Fairfield Communities, Inc.
                    8669 Commodity Circle
                    #200
                    Orlando, Florida 32819

                    Telecopy No.: (407) 370-5222
                    Attention: General Counsel

                    with a copy to:

                    Jones, Day, Reavis & Pogue
                    2727 North Harwood Street
                    Dallas, Texas 75201

                    Telecopy No.: (214) 969-5100
                    Attention: Mark V. Minton

       SECTION 8.3  Definitions.  For purposes of this Agreement:
                    -----------

               (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that in the case of the Company, the Trust shall be deemed
           --------
an affiliate.

               (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company, Parent, an Association, the Trust or the Trustee, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations or prospects of such party and its subsidiaries taken as a whole.

               (c) "material business impact" means any change, effect, event, occurrence or state of facts that, individually or in the aggregate with any other change, effect, event, occurrence or state of facts, is, or is reasonably likely to constitute or result in (i) loss (including a loss of a benefit or right) or damage that is material to the Company and its subsidiaries taken as a whole, (ii) impairment of or interference in the ability of the Company or any of its subsidiaries to conduct or operate their businesses as conducted or operated prior to the date hereof, other than an impairment or interference which is not significant to the Company and its subsidiaries taken as a whole, (iii) detriment to the Company's good standing or reputation, (iv) an increase in payments due to any employee in violation of Section 4.1(xiii) or Section 4.1(xiv) or (v) a material delay in the transactions contemplated hereby.

               (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

               (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

               (f) "knowledge" of any person which is not an individual means the actual knowledge of such person's executive officers or directors, after due reasonable investigation.

               (g) "VOI Laws" means the applicable provisions of (i) the Consumer Credit Protection Act; (ii) Regulation Z of the Federal Reserve Board;
(iii) the Equal Credit Opportunity Act; (iv) Regulation B of the Federal Reserve Board; (v) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (vi) Section 5 of the Federal Trade Commission Act; (vii) the Interstate Land Sales Full Disclosure Act; (viii) the federal postal laws; (ix) usury laws; (x) trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (xi) real estate sales licensing, disclosure, reporting condominium and timeshare and escrow laws;
(xii) the Americans With Disabilities Act and related accessibility guidelines;
(xiii) the Real Estate Settlement Procedures Act; (xiv) the Truth-in-Lending Act; (xv) the Fair Housing Act; (xvi) Regulation X; (xvii) Civil Rights Act of 1964 and 1968; (xviii) state condominium timeshare, and seller of travel laws,
(xix) Federal Fair Debt Collection Practices Act and applicable state debt collection laws and (xx) any state laws concerning construction, escrow or surety bonds.

       SECTION 8.4  Interpretation. When a reference is made in this
                    --------------
Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, in the case of any agreement or instrument, such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and, in the case of statutes, such statutes as in effect on the date of this Agreement. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

          SECTION 8.5  Counterparts. This Agreement may be executed in one or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.


          SECTION 8.6  Entire Agreement; No Third-Party Beneficiaries. This
                       ----------------------------------------------
Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.7  Governing Law. This Agreement shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 8.8  Assignment. Neither this Agreement nor any of the rights,
                       ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, provided, however, that Parent may
                                            --------  -------
assign Merger Sub's rights and obligations, in whole or in part, under this Agreement to any other newly-formed subsidiary of Parent with no assets or liabilities, which is wholly owned by Parent or by Parent's wholly-owned subsidiary, as the case may be, in which event the assignee shall be considered Merger Sub for purposes of this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.9  Consent to Jurisdiction. Each of the parties hereto
                       -----------------------
irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby brought by any other party hereto or its successors or assigns shall be brought and determined in any state or federal court located in the State of Delaware or any appeals courts thereof (the "Delaware Courts"), and each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Delaware Courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any Delaware Court or from any legal process commenced in any Delaware Court (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any Delaware Court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by a Delaware Court. Notwithstanding the foregoing, each of the parties hereto agrees that the other party shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

          SECTION 8.10 Headings. The headings contained in this Agreement
                       --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.11 Severability. If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.12 Enforcement. The parties agree that irreparable damage
                       -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                         CENDANT CORPORATION.


                         By /s/ James E. Buckman
                            ------------------------------------------
                         Name: James E. Buckman
                         Title: Vice Chairman, General Counsel and
                                 Assistant Secretary


                         FAIRFIELD COMMUNITIES, INC.


                         By /s/ James G. Berk
                            ------------------------------------------
                         Name: James G. Berk
                         Title: President and Chief Executive Officer



                         GRAND SLAM ACQUISITION CORP.

                         By /s/ James E. Buckman
                            ------------------------------------------
                         Name: James E. Buckman
                         Title: Executive Vice president and Assistant
                                 Secretary